UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 15, 2022
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	RNWK	The NASDAQ Stock Market
Preferred Share Purchase Rights	RNWK	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 15, 2022, RealNetworks, Inc. (the “Company”) entered into a letter agreement with Brian McClain extending Mr. McClain’s services as the interim Chief Financial Officer of the Company until December 31, 2022 (the “Amendment Agreement”). Under the Amendment Agreement, Mr. McClain will continue to receive base salary of $350,000 on an annualized basis and Company-paid health insurance coverage through the term extension. At the conclusion of the term extension ending on December 31, 2022, Mr. McClain will be eligible for a discretionary cash bonus of up to $9,250.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. Differences may result from actions taken by the Company’s Board of Directors, as well as from risks and uncertainties beyond the Company’s control. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in the Company’s other filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: November 21, 2022